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                                                           REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                           ---------------------------


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                               GALILEO CORPORATION
             (Exact name of registrant as specified in its charter)


              DELAWARE                                      04-2526583
(State or other jurisdiction of incorporation)  (I.R.S. Employer Identification No.)


GALILEO PARK, P.O. BOX 550, STURBRIDGE, MASSACHUSETTS       01566
     (Address of Principal Executive Offices)             (Zip Code)

                           ---------------------------



                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                 JOSEF W. ROKUS
                      VICE PRESIDENT, CORPORATE DEVELOPMENT
                               Galileo Corporation
                           P.O. Box 550, Galileo Park
                         Sturbridge, Massachusetts 01566
                     (Name and Address of Agent For Service)

                                 (508) 347-9191
                     (Telephone Number, Including Area Code
                              of Agent For Service)



                           ---------------------------


                                          CALCULATION OF REGISTRATION FEE
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    Title Of Securities To Be            Amount To Be              Proposed             Proposed Maximum          Amount Of
            Registered                    Registered           Maximum Offering        Aggregate Offering      Registration Fee
                                                              Price Per Share(1)            Price(1)
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
Common Stock, $0.01 par value             100,000                   $6.8125                 $681,250               $206.44
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

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the high and low sale prices on March 12, 1997 as reported by the Nasdaq National Market.
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


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                         Exhibit Index appears at Page 8


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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in the documents sent or given to participants in the 1997 Employee Stock Purchase Plan of Galileo Corporation (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents filed with the Commission are incorporated herein by reference:

     (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b), or otherwise, under the Securities Act that contains, either directly or by incorporation by reference, audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

     (c) The description of the common stock of the Registrant, par value $.01 per share, (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     (d) The Registrant's definitive proxy statement or information statement, if any, filed pursuant to Section 14 of the Exchange Act in connection with the latest annual meeting of its stockholders, and any definitive proxy or information statements so filed in connection with any subsequent special meetings of its stockholders.

     (e) Information as to stock options, including the amount outstanding, exercises, prices and expiration dates, included in the Registrant's definitive proxy statement, described in (d) above and which will be included in the future either in the Registrant's proxy statements, annual reports or appendices to the prospectus.

     All documents filed after the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(d), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


Item 4.  Description of Securities.
----------------------------------

     Not Applicable.


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Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

     Not Applicable.

Item 6.  Indemnification of Directors and Officers
--------------------------------------------------

     Section 145 of the Delaware General Corporation Law permits the Registrant to indemnify directors, officers, employees and agents of the Registrant against actual and reasonable expenses (including attorneys' fees) incurred by them in connection with any action, suit or proceeding brought against them by reason of their status or service as a director, officer, employee or agent by or on behalf of the Registrant, and against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by him in connection with any such action, suit or proceeding, if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the Registrant.

     Article NINTH of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by law, indemnify its officers, directors, employees and agents. Article NINTH also provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a directors, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or is stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

     Article IX, Section 1 of the Registrants Amended and Restated By-laws provides that the Registrant shall, to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is the legal representative, is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent, of another corporation, partnership. joint venture, trust or other enterprise, including service with respect to employee benefit plans. The indemnification provided for in Article IX is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise.

     Article IX, Section 4 of the Registrant's Amended and Restated By-laws provides that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such. The Registrant currently maintains insurance for directors and officers.

     The Registrant has entered into indemnification agreements with each director who is not an officer of the Registrant providing for indemnification by the Registrant for liabilities and expenses incurred by reason of service to or at the request of the Registrant in connection with any threatened or pending legal proceeding. The indemnification agreements, among other things, provide procedures and

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remedies applicable to the determination of the right to indemnification, particularly in the event of a change of control of the Registrant.


Item 7. Exemption from Registration Claimed.
-------------------------------------------

     Not Applicable.


Item 8. Exhibits.
----------------

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


Item 9.  Undertakings.
---------------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered

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therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Sturbridge, Commonwealth of Massachusetts, on this 12th day of March, 1997.

                                                  GALILEO CORPORATION


                                                  By: /s/ Gregory Riedel
                                                      ------------------
                                                      Gregory Riedel
                                                      Vice President, Finance



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                                POWER OF ATTORNEY


     We, the undersigned officers and directors of Galileo Corporation hereby severally constitute and appoint William T. Hanley and Gregory Riedel, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         SIGNATURE                          TITLE                    DATE
         ---------                          -----                    ----


 /s/ William T. Hanley             President, Chief Executive    March 12, 1997
---------------------------        Officer and Director
William T. Hanley                  (Principal Executive
                                   Officer)


 /s/ Gregory Riedel                Vice President, Finance       March 12, 1997
---------------------------        (Principal Financial and
Gregory Riedel                     Accounting Officer)


 /s/ William T. Burgin             Director                      March 12, 1997
---------------------------
William T. Burgin


 /s/ Allen E. Busching             Director                      March 12, 1997
---------------------------
Allen E. Busching


 /s/ Kenneth W. Draeger            Director                      March 12, 1997
---------------------------
Kenneth W. Draeger


  /s/ Robert D. Happ               Director                      March 12, 1997
---------------------------
Robert D. Happ



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                                  EXHIBIT INDEX
                                  -------------

Exhibit Number                    Description                        Page Number
--------------                    -----------                        -----------

    4.1 Specimen Certificate of the Registrant's Common Stock. Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-2. (File No. 33-13752) and incorporated herein by reference.

    5.1          Opinion of Palmer & Dodge LLP as to the legality of
                 the securities registered hereunder.                     9

    23.1         Consent of Ernst & Young LLP, independent auditors.     10

    23.2         Consent of Palmer & Dodge LLP (contained in
                 Opinion of Palmer & Dodge LLP, filed as Exhibit
                 5.1).

    24.1 Power of Attorney (set forth on the signature page to this Registration Statement).









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